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                                                                    Exhibit 10.2

                                Letter Agreement

                                 March 20, 2003

Verticalnet, Inc.
Verticalnet Enterprises, LLC
400 Chester Field Parkway
Malvern, PA 19355

Dear Verticalnet:

          Reference is made to the Security Agreement dated February 28, 2002 by and among Converge, LLC and Converge, Inc., Verticalnet, Inc. ("VNI") and Verticalnet Enterprises, LLC ("VNE") (the "Security Agreement"), whereby Converge, LLC granted VNI and VNE a subordinated security interest in certain assets of Converge, LLC as described in the Security Agreement (the "Collateral"). VNI and VNE are sometimes collectively referred to herein as "Vert," and Converge, Inc. and Converge, LLC are sometimes collectively referred to herein as "Converge."

          Converge has informed Vert that Converge intends to sell substantially all the assets of Converge to PCG Trading, LLC, and in connection with such sale transaction, PCG Trading, LLC and certain of its affiliates intend to enter into a Credit and Security Agreement with Fleet Capital Corporation ("Fleet Capital").

          As a condition to (a) the completion of the sale transaction to PCG Trading and (b) the closing of the Fleet Capital credit facility (collectively, the "Sale Transactions"), PCG Trading and Fleet Capital are requiring that Vert's security interest and lien in the Collateral be released.

          In connection with the Sale Transactions and the subsequent dissolution and winding up of Converge, Converge is also requesting the termination of the following agreements on the terms set forth herein: (a) the Amended and Restated Subscription License Agreement effective as of October 1, 2001, by and among VNI, VNE and Converge, as amended (the "Restated SLA"), and
(b) the Maintenance and Support Agreement effective as of October 1, 2001, by and among VNI, VNE and Converge, as amended (the "Amended M&S Agreement").

          For good and valuable consideration which the parties hereby acknowledge, VNI, VNE, Converge, Inc., Converge, LLC and PCG Trading, LLC hereby agree as follows:

     1    (a) PCG Trading, LLC shall pay Vert $330,000, payable $33,000 per month for ten consecutive months beginning April 1, 2003 and continuing on the first day of each calendar month for the nine months thereafter, and Vert agrees to assist in maintenance and support for its software installed at Converge pursuant to the Restated SLA (the "Products") for the six month period following the Effective Time at the resource level set forth in the Amended M&S Agreement.

          (b) PCG Trading LLC shall have the right to use the Products in accordance with the terms and conditions set forth in the Restated SLA for a term of six (6) months from the Effective Time, at which time such right shall terminate (unless such right is extended upon the mutual agreement of the parties). In the event PCG Trading LLC shall default in the payment when due of any amount set forth herein, Vert shall have the right, but not the obligation, to make a Vert Remedy Election, exercisable by delivering written notice thereof to PCG Trading within 10 Business Days after the occurrence of such event of default by PCG Trading. Upon the earlier occurrence of (i) a Vert Remedy Election or (ii) the termination of the right to use the Products as set forth above, (A) PCG Trading shall erase, destroy or return to Vert all Products, copies of the Source Code of such Products, any Confidential Information of Vert or any of the Vert Subsidiaries respecting such Source Code, and any and all Confidential Information of or provided by Vert, and, upon Vert's written request, PCG Trading shall certify its compliance with this Section in writing, and (B) Vert shall cease performing any maintenance and support services.

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VerticalNet, Inc.
VerticalNet Enterprises, LLC
March   , 2003
      --
Page 2

All defined terms in this paragraph not otherwise defined in this Agreement shall have the meanings set forth in the Restated SLA.

          2. The Security Agreement, the Restated SLA and the Amended M&S Agreement shall be deemed terminated immediately preceding the consummation of the Sale Transactions (the "Effective Time"). For purposes of clarity, this Agreement shall not be effective (and the Security Agreement, the Restated SLA and the Amended M&S Agreement shall remain in full force and effect) unless each of the transactions comprising the Sale Transactions as contemplated on the date hereof are consummated. Nothing set forth herein will relieve either Vert or Converge from those provisions of the Restated SLA and the Amended M&S Agreement that explicitly survive termination of the Restated SLA and the Amended M&S Agreement and each party will comply with its obligations that are to survive upon termination the Restated SLA and the Amended M&S Agreement, other than those provisions in said agreements which provide for further payment of fees for goods or services to Vert (including Section 4.1 and 4.2 of the Amended M&S Agreement) which shall be deemed terminated.

          3. There shall be no further obligations of Converge, Inc., Converge, LLC or their respective affiliates under the Security Agreement, the Restated SLA or the Amended M&S Agreement as of and following the Effective Time.

          4. There shall be no further obligations of Vert or either of their respective affiliates under the Restated SLA or the Amended M&S Agreement as of, and following, the Effective Time.

          5. Subject to Section 2 of this Agreement, the security interest/lien of Vert in the Collateral or in any other assets of Converge, Inc., Converge, LLC or its affiliates shall be released and terminated as of the Effective Time.

          6. Converge is hereby authorized to file Uniform Commercial Code financing statement terminations with respect to the Uniform Commercial Code financing statement(s) filed in favor of VNI and VNE with respect to the security interest and lien of VNI and VNE pursuant to the Security Agreement.

          7. Any and all such terminations and lien release documents shall be prepared by or on behalf of Converge at Converge's expense.

          8. VNI and VNE confirm that they have not previously assigned their rights or obligations under the Security Agreement, the Restated SLA or the Amended M&S Agreement, and have the right to enter into this Agreement.

          9. Converge, Inc. and Converge, LLC confirm that they have not previously assigned their rights or obligations under the Security Agreement, the Restated SLA or the Amended M&S Agreement, and have the right to enter into this Agreement.

          10. This Agreement shall be binding upon and inure to the benefit of each party's successors and assigns.

          11. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as applied to agreements entered into and to be performed entirely within Pennsylvania between Pennsylvania residents, excluding its conflicts of law provisions.

          12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

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VerticalNet, Inc.
VerticalNet Enterprises, LLC
March   , 2003
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Page 3

     This Agreement is acknowledged and agreed to by the undersigned as of the date first written above:

CONVERGE, INC.


By: /s/ Robert R. Lewis
    -------------------------------
Name: Robert R. Lewis
Title: Chairman of the Board


CONVERGE, LLC


By: /s/ Frank A. Cavallaro
    -------------------------------
Name: Frank A. Cavallaro
Title: COO


PCG TRADING, LLC


By: /s/ Joel Goldberg
    -------------------------------
Name: Joel Goldberg
Title: Secretary


VERTICALNET, INC.


By: /s/ Nathanael V. Lentz
    -------------------------------
Name: Nathanael V. Lentz
Title: President and CEO


VERTICALNET ENTERPRISES, LLC


By: /s/ Nathanael V. Lentz
    -------------------------------
Name: Nathanael V. Lentz
Title: President and CEO